                                                                       Exhibit 1

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.


          American International Group, Inc. -- Subsidiary Information

SunAmerica Inc.

          Passive Investor pursuant to Rule 13d-1(c) under the Act

            Category Symbol: OO


SunAmerica Life Insurance Company

      (c)   Insurance company as defined in Section 3(a)(19) of the Act

            Category Symbol: IC

First SunAmerica Life Insurance Company:

      (c) Insurance Company as defined in Section 3(a)(19) of the Act

            Category Symbol:           IC


                                  Page 10 of 11